Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Perimeter Solutions, SA
Grand Duchy of Luxembourg
We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-260798) and Form S-4 (No. 333-259237) and Form S-8 (No. 333-262127) of Perimeter Solutions, SA (the Company) of our reports dated February 22, 2024, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.
Houston, Texas
February 22, 2024